Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, 333-59244, 333-59246 and 333-59742 on Form S-3 and
Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896,
33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834,
33-74068, 33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003,
333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505,
333-75303, 333-78475, 333-51544, 333-38638 and 333-58670 on Form S-8 of our
report dated July 2, 2001 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue and the restatement of the financial statements to reflect the individual membership business as part of continuing operations as described in Note 1) appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
New York, New York
July 2, 2001